SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

  Date of Report (Date of earliest event reported) December 14, 2004


               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number  1-13082


 New York                                     13-3131650
(State or other jurisdiction of            (I.R.S. Employer
 incorporation or organization)          Identification Number)

603 West 50th Street, New York, NY               10019
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (212) 265-1500


                       Not Applicable
  (Former name or former address, if changed since last report)

Item 8.01.     Other Events.


     On December 14, 2004, Kenneth Cole Productions, Inc. ("KCP"), issued a press release announcing that it had repurchased 500,000 shares of its stock from Liz Claiborne, Inc. The press release is attached hereto as Exhibit 99.1.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.




                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: December 16, 2004      By:  /s/ DAVID P. EDELMAN
                              Name: David P. Edelman
                              Title: Chief Financial Officer










                        Exhibit Index

Exhibit No.                   Description

     99.1                Press Release date December 14, 2004

Company Contact:                Investor Relations Contact:
David Edelman                   James R. Palczynski
Chief Financial Officer         Principal
Kenneth Cole Productions, Inc.  Integrated Corporate Relations, Inc.
(212) 265-1500                  (203) 682-8229


  Kenneth Cole Productions, Inc. Repurchases 500,000 Shares

New York, New York, December 14, 2004 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) announced today that it has repurchased 500,000 shares of its stock from Liz Claiborne, Inc. (NYSE: LIZ). The stock repurchase totaled $13.9 million or $27.87 per share and was funded out of the company's substantial cash reserves, nearly entirely from its expected quarterly cash flow. The repurchased shares represent approximately 4.1% of the company's Class A common stock currently outstanding and 2.5% of the company's total shares outstanding.

About Kenneth Cole Productions, Inc.
Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Reaction Kenneth Cole", "Unlisted, a Kenneth Cole Production" and "Bongo." The company has also granted a wide variety of third party licenses for the production of men's and women's apparel, timepieces, eyewear, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce.

Forward Looking Statement Disclosure
The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.